Exhibit 99.1

Clearwater Paper Reports Second Quarter 2022 Results

SPOKANE, Wash.--(BUSINESS WIRE)--August 2, 2022 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality tissue and bleached paperboard products, today reported financial results for the second quarter and six months ended June 30, 2022.
SECOND QUARTER HIGHLIGHTS
•Delivered strong performance due to continued strength in paperboard and improvements in tissue
•Higher pricing in both businesses helping offset inflation
•Net sales of $526 million, up 30% compared to the second quarter of last year
•Net income of $15 million, or $0.86 per diluted share
•Adjusted EBITDA of $63 million
•Reduced net debt by $68 million in the quarter and nearly $100 million year to date, achieved leverage target
•Repurchased nearly $4 million of shares, with $26 million remaining under program
"We continued our trend of strong performance in the second quarter due to solid operational execution and improved pricing in both businesses,” said Arsen Kitch, president and chief executive officer. “Our paperboard business continued to experience strong demand and pricing, while our tissue volumes increased due to stronger consumer demand for private branded products.”
OVERALL RESULTS
For the second quarter of 2022, Clearwater Paper reported net sales of $526 million, a 30% increase compared to net sales of $406 million for the second quarter of 2021. Net income for the second quarter of 2022 was $15 million, or $0.86 per diluted share, compared to net loss for the second quarter of 2021 of $52 million, or $3.10 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the second quarter of 2022 of $19 million, or $1.11 per diluted share, compared to second quarter 2021 adjusted net loss of $18 million, or $1.07 per diluted share. Adjusted EBITDA for the quarter was $63 million, compared to the second quarter of 2021 Adjusted EBITDA of $15 million.
For the first six months of 2022, Clearwater Paper reported net sales of $1 billion, a 22% increase compared to net sales of $832 million for the first six months of 2021. Net income for the first six months of 2022 was $31 million, or $1.83 per diluted share, compared to net loss for the first six months of 2021 of $40 million, or $2.37 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the first six months of 2022 of $36 million, or $2.13 per diluted share, compared to first six months of 2021 adjusted net loss of $6 million, or $0.37 per diluted share. Adjusted EBITDA for the first six months was $122 million, compared to the first six months of 2021 Adjusted EBITDA of $69 million.
Impacting the second quarter and first half of 2021, Clearwater Paper incurred impairment and other closure costs associated with the closure of its Neenah, Wisconsin facility of $41.7 million and completed planned major maintenance at its Lewiston, Idaho paperboard facility.
Pulp and Paperboard Products Segment
Net sales in the Pulp and Paperboard Products segment were $296 million for the second quarter of 2022, up 30% compared to second quarter 2021 net sales of $227 million. Segment operating income for the second quarter of 2022 was $52 million, compared to $13 million for the second quarter of 2021. Adjusted EBITDA for the segment was $61 million in the second quarter of 2022, compared to $22 million in the second quarter of 2021. The increase in operating income and Adjusted EBITDA was driven by higher sales prices and the absence of planned major maintenance, partly offset by higher input costs specifically related to chemicals, freight and energy.
Net sales in the Pulp and Paperboard Products segment were $562 million for the first six months of 2022, up 26% compared to net sales of $447 million in the first six months of 2021. Segment operating income for the first six months of 2022 was $102 million, compared to $38 million for the first six months of 2021. Adjusted EBITDA for the segment was $121 million in the first six months of 2022, compared to $56 million in the first six months of 2021. The increase in operating income and Adjusted EBITDA was driven by higher sales prices and the absence of planned major maintenance, partly offset by higher input costs, specifically related to chemicals, freight and energy.
Paperboard Sales Volumes and Prices:

• Paperboard sales volumes were 215,903 tons in the second quarter of 2022, an increase of 8% compared to 200,551 tons in the second quarter of 2021. Paperboard sales volumes were 417,259 tons in the first six months of 2022, an increase of 2% compared to 407,263 tons in the first six months of 2021.
• Paperboard average net selling price increased 26% to $1,332 per ton for the second quarter of 2022, compared to $1,058 per ton in the second quarter of 2021. Paperboard average net selling price increased 25% to $1,299 per ton for the first six months of 2022, compared to $1,043 per ton in the first six months of 2021.
Consumer Products Segment
Net sales in the Consumer Products segment were $232 million for the second quarter of 2022, up 29% compared to the second quarter 2021 net sales of $181 million. Segment operating income for the second quarter of 2022 was $3 million compared to operating loss of $10 million in the second quarter of 2021. Adjusted EBITDA for the segment was $19 million in the second quarter of 2022, compared to $7 million in the second quarter of 2021. The increase in operating income and Adjusted EBITDA was driven by higher sales prices partly offset by higher input costs, specifically related to pulp, transportation and energy.
Net sales in the Consumer Products segment were $455 million for the first six months of 2022, up 17% compared to net sales of $389 million in the first six months of 2021. Segment operating income for the first six months of 2022 was $4 million compared to operating income of $8 million in the first six months of 2021. Adjusted EBITDA for the segment was $35 million in the first six months of 2022, compared to $41 million in the first six months of 2021. The decrease in operating income and Adjusted EBITDA was driven by higher input costs, specifically related to pulp and transportation partly offset by higher sales prices.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 76,604 tons in the second quarter of 2022, an increase of 25% compared to 61,497 tons in the second quarter of 2021. Retail tissue volumes sold were 152,030 tons in the first six months of 2022, an increase of 25% compared to 132,259 tons in the first six months of 2021.
• Retail tissue selling prices increased 8% to $2,984 per ton in the second quarter of 2022, compared to $2,755 per ton in the second quarter of 2021. Retail tissue selling prices increased 8% to 2,928 per ton in the first six months of 2022, compared to $2,757 per ton in the first six months of 2021.
COMPANY OUTLOOK
"Inflation remains a key theme in both of our businesses and is expected to persist into the third quarter. We are continuing with our efforts to offset these cost pressures with operational improvements and pricing. In addition, our focus on cashflow generation has enabled us to achieve our leverage target and we expect to discuss our capital allocation priorities later in the year,” concluded Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at https://ir.clearwaterpaper.com/investors/events-and-presentations beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private brand tissue to major retailers, including grocery, club, mass merchants, and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting, and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the second quarter and first six months of 2022 and 2021, including adjusted income (loss) and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding product demand, cash generation, performance improvements, market conditions, debt reduction and share repurchases, and mitigation of inflationary pressures. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: impact of the COVID-19 pandemic on our operations, our suppliers' operations and our customer demand; competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors and the impact of foreign currency fluctuations on the pricing of products globally; customer acceptance and timing and quantity of purchases of our tissue products, including the existence of sufficient demand for and the quality of tissue produced by our expanded Shelby, North Carolina operations; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; changes in customer product preferences and competitors' product offerings; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully implement our operational efficiencies and cost savings strategies, along with related capital projects; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunctions and damage to our manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; reliance on a limited number of third-party suppliers for raw materials; our ability to attract, motivate, train and retain qualified and key personnel; changes in our banking relations and our customer supply chain financing; negative changes in our credit agency ratings; and changes in laws, regulations or industry standards affecting our business and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2022	2021	2022	2021
Net sales	$526.4	$406.4	$1,014.6	$832.3
Costs and expenses:
Cost of sales	455.2	392.2	877.2	762.8
Selling, general and administrative expenses	33.9	26.3	66.7	54.1
Other operating charges, net	5.7	44.5	6.3	44.9
Total operating costs and expenses	494.9	463.0	950.2	861.8
Income (loss) from operations	31.5	(56.6)	64.4	(29.5)
Interest expense, net	(10.7)	(9.3)	(19.3)	(18.6)
Debt retirement costs	(0.3)	—	(0.5)	—
Other non-operating expense	(1.4)	(2.5)	(2.8)	(5.0)
Total non-operating expense	(12.4)	(11.8)	(22.7)	(23.6)
Income (loss) before income taxes	19.1	(68.4)	41.7	(53.1)
Income tax provision (benefit)	4.4	(16.7)	10.4	(13.5)
Net income (loss)	$14.7	$(51.6)	$31.3	$(39.6)

Net income (loss) per common share:
Basic	$0.87	$(3.10)	$1.86	$(2.37)
Diluted	0.86	(3.10)	1.83	(2.37)

Average shares of common stock used to compute net income (loss) per share: (in thousands)
Basic	16,849	16,685	16,788	16,678
Diluted	17,078	16,685	17,080	16,678

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$69.5	$25.2
Receivables, net	187.3	167.4
Inventories	287.7	277.7
Other current assets	12.8	16.9
Total current assets	557.2	487.2
Property, plant and equipment	2,961.8	2,961.5
Accumulated depreciation	(1,921.0)	(1,879.7)
Property, plant and equipment, net	1,040.7	1,081.8
Other assets, net	114.8	121.1
Total Assets	$1,712.7	$1,690.1

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$1.0	$1.6
Accounts payable and accrued liabilities	299.3	252.5
Total current liabilities	300.3	254.1
Long-term debt	589.9	637.6
Liability for pension and other postretirement employee benefits	72.1	73.6
Deferred tax liabilities and other long-term obligations	205.7	213.1
Total liabilities	1,168.0	1,178.3

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	23.0	23.6
Retained earnings	562.0	530.7
Accumulated other comprehensive loss, net of tax	(40.3)	(42.6)
Total stockholders' equity	544.7	511.7
Total liabilities and stockholders' equity	$1,712.7	$1,690.1

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Operating activities
Net income (loss)	$14.7	$(51.6)	$31.3	$(39.6)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	25.7	26.8	51.2	53.7
Equity-based compensation expense	4.9	0.7	5.5	3.1
Deferred taxes	(1.9)	(21.4)	(4.1)	(21.8)
Defined benefit pension and other postretirement employee benefits	0.8	1.5	1.5	3.2
Amortization of deferred debt costs and debt retirement	0.7	0.5	1.3	0.9
Loss on sale or impairment associated with assets	4.6	37.1	4.6	37.1
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(11.3)	(12.9)	(21.8)	12.8
(Increase) decrease in inventory	(5.8)	4.9	(10.0)	(24.8)
Decrease in other current assets	4.2	4.5	4.2	4.4
Increase in accounts payable and accrued liabilities	40.6	24.8	54.5	18.6
Other, net	1.3	(0.6)	1.4	0.5
Net cash flows provided by operating activities	78.5	14.3	119.5	48.1
Investing activities
Additions to property, plant and equipment, net	(5.4)	(9.9)	(13.2)	(21.1)
Net cash flows used in investing activities	(5.4)	(9.9)	(13.2)	(21.1)
Financing activities
Repayments of long-term debt	(35.1)	(0.4)	(55.5)	(0.8)
Taxes paid related to net share settlement of equity awards	(1.0)	(0.1)	(2.5)	(1.7)
Repurchases of common stock	(3.9)	—	(3.9)	—
Other	—	—	—	0.5
Net cash flows used in financing activities	(40.0)	(0.5)	(61.9)	(2.0)

Increase in cash, cash equivalents and restricted cash	33.1	3.8	44.4	25.0
Cash, cash equivalents and restricted cash at beginning of period	37.5	58.2	26.2	36.9
Cash, cash equivalents and restricted cash at end of period	$70.6	$62.0	$70.6	$62.0

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Segment net sales:
Pulp and Paperboard	$295.8	$227.4	$562.0	$447.2
Consumer Products	232.1	180.7	455.2	389.0
Eliminations	(1.5)	(1.7)	(2.6)	(3.9)
Net sales	$526.4	$406.4	$1,014.6	$832.3

Operating income (loss):
Pulp and Paperboard	$52.0	$13.0	$102.3	$38.0
Consumer Products	3.5	(10.0)	4.4	7.9
Corporate and eliminations	(18.2)	(15.0)	(36.0)	(30.5)
Other operating charges, net [1]	(5.7)	(44.5)	(6.3)	(44.9)
Income (loss) from operations	$31.5	$(56.6)	$64.4	$(29.5)
1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 8 within Clearwater Paper's Form 10-Q filed with the SEC for the period end June 30, 2022 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net income (loss)	$14.7	$(51.6)	$31.3	$(39.6)
Add back:
Income tax provision (benefit)	4.4	(16.7)	10.4	(13.5)
Interest expense, net	10.7	9.3	19.3	18.6
Depreciation and amortization	25.7	26.8	51.2	53.7
Other operating charges, net[1]	5.7	44.5	6.3	44.9
Debt retirement costs	0.3	—	0.5	—
Other non-operating expense	1.4	2.5	2.8	5.0
Adjusted EBITDA	$63.0	$14.8	$121.9	$69.1

Pulp and Paperboard segment income	$52.0	$13.0	$102.3	$38.0
Depreciation and amortization	9.2	9.0	18.5	18.0
Adjusted EBITDA Pulp and Paperboard	$61.2	$22.0	$120.8	$56.0

Consumer Products segment income (loss)	$3.5	$(10.0)	$4.4	$7.9
Depreciation and amortization	15.6	16.8	30.9	33.5
Adjusted EBITDA Consumer Products	$19.1	$6.7	$35.3	$41.4

Corporate and other expenses	$(18.2)	$(15.0)	$(36.0)	$(30.5)
Depreciation and amortization	0.9	1.0	1.8	2.2
Adjusted EBITDA Corporate	$(17.3)	$(14.0)	$(34.2)	$(28.3)

Pulp and Paperboard segment	$61.2	$22.0	$120.8	$56.0
Consumer Products segment	19.1	6.7	35.3	41.4
Corporate and other	(17.3)	(14.0)	(34.2)	(28.3)
Adjusted EBITDA	$63.0	$14.8	$121.9	$69.1
1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 8 within Clearwater Paper's Form 10-Q filed with the SEC for the period end June 30, 2022 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2022	2021	2022	2021

Adjusted net income (loss):
Net income (loss)	$14.7	$(51.6)	$31.3	$(39.6)
Add back:
Income tax provision (benefit)	4.4	(16.7)	10.4	(13.5)
Income (loss) before income taxes	19.1	(68.4)	41.7	(53.1)

Add back:
Debt retirement costs	0.3	—	0.5	—
Other operating charges, net	5.7	44.5	6.3	44.9
Adjusted income (loss) before tax	$25.2	$(23.8)	$48.5	$(8.2)
Normalized income tax provision	6.3	(6.0)	12.1	(2.0)
Adjusted net income (loss)	$18.9	$(17.9)	$36.4	$(6.1)

Weighted average diluted shares (thousands)	17,078	16,685	17,080	16,678

Adjusted income (loss) per diluted share	$1.11	$(1.07)	$2.13	$(0.37)

	June 30, 2022	March 31, 2022	December 31, 2021
Calculation of net debt:
Current portion long-term debt	$1.0	$1.6	$1.6
Long-term debt	589.9	617.7	637.6
Add back:
Unamortized deferred debt costs	3.8	4.4	4.8
Less:
Financing leases	24.7	18.7	19.1
Cash and cash equivalents	69.5	36.4	25.2
Net debt	$500.5	$568.6	$599.8

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Trout
509.344.5906

News media:
Shannon Myers
509.344.5967

investorinfo@clearwaterpaper.com